EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of November 1, 1999, by and between NUTRASTAR, INCORPORATED, a Nevada corporation ("Company"), and PATRICIA McPEAK, an individual ("Executive").

                                    RECITALS

     A. Company manufactures and distributes nutrition related products (as may be modified and expanded from time to time, the "Company Business ").

     B. Company and Executive desire by this Agreement to provide for employment of Executive by Company on the terms, conditions and provisions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and provisions set forth below, and for other good and valuable consideration (receipt and sufficiency of which are hereby acknowledged), Company and Executive agree as follows:

         1. Term. Company agrees to employ Executive, and Executive hereby
            ----
accepts such employment, in accordance with the terms of this Agreement, continuing from and after the date of this Agreement, and ending on the earlier of (i) October 31, 2009, or (ii) the mutual written agreement of Company and Executive to terminate this Agreement (the "Terms").

         2. Duties. Executive shall serve as Chief Executive Officer and
            ------
President of Company throughout the Term. In the performance of Executive's duties Executive shall report directly to, and shall be subject to the direction of, the Board of Directors (the "Board") of Company, and to such limits on Executive's duties as the Board may from time to time impose.

     The Executive hereby represents to the Company that she has discussed her resignation of employment with her current employer. The RiceX Company, which the Executive shall make effective no later than the date hereof, and that the execution and delivery of this Agreement by the Executive and the Company and the performance by the Executive of the Executive's duties hereunder shall not constitute a breach of or otherwise contravene, the terms of any employment agreement or other agreement or policy to which the Executive is a part, or otherwise bound.

         3. Performance of the Duties, Outside Activities. Executive shall at as
            ---------------------------------------------
times throughout the Term act diligently on a full time basis to perform the Duties, Except as provided below in clauses (a), (b) and (c) of this Section 3,
        -----------------------------------------------------------------------
Executive agrees, during the Term, not to provide employment or consulting services to others outside the Company or otherwise engage in any other business, profession or occupation for compensation or otherwise. Executive also agrees to submit to a physical examination and otherwise cooperate with the Company to enable the Company to obtain term life or other insurance covering Executive if required to obtain such insurance under other provisions of this Agreement. Subject to the Executive's compliance with the other provisions of this Agreement and any Confidential Information Agreement in effect between Executive and the Company:

                (a) Executive may serve as a director on boards of directors of other companies with the prior written consent of the Company which consent shall not be reasonably withheld or delayed, and may serve any civic, educational or charitable organization in any manner, that in each case described in this clause (a) does not materially interfere with her duties to the Company, and

                (b) Executive may also invest her own personal assets in businesses to an extent that does not interfere with her duties to the Company, does not require her time in managing or providing services in the day to day affairs of such businesses, and does not create conflicts of interest with the Company, and

                (c) Executive may perform any services for others, provided that: 1) the amount of such services rendered does not exceed 10% of her daily working hours; 2) she does not utilize Company resources with respect to these services; 3) she notifies the Board of the name(s) of any person(s) or company for whom she intends to provide services at least ten (10) days prior to accepting the engagement; 4) the services may not conflict with the interests of the Company without the prior written permission of the Board, which permission may be withheld if there is a conflicting interest (including without limitation work for a company which is or may be a competitor or material supplier or material customer of the Company; and 5) she shal1 notify any person(s) or companies for whom she performs services that she is an employee of the Company and authorized to provide outside services that do not conflict or directly compete with the Company's business, and that she is not authorized to transfer or license any Company technology or intellectual property rights to anyone.

         4. Base Salary. Company shall pay Executive base salary ("Base Salary")
            -----------
as set forth in this section. Commencing on the date of this Agreement Company shall pay Executive a Base Salary of $250,000 per annum, adjusted as follows:
(i) upon the Company achieving $25,000,000 in annual gross sales, or the Company's common stock trades at a minimum of $25 per share for 90 consecutive days, the Base Salary shall increase to $500,000 per annum; (ii) upon the Company achieving $50,0OO,O0O in annual gross sales, the Base Salary shall be increased to $1,000,000 per annum; (iii) thereafter, the Base Salary shall be increased each year by 1% of any increase in annual gross sales. In no event shall the adjusted Base Salary be reduced, regardless of whether the Company continues to achieve the gross sales benchmarks. The Base Salary shall be paid pursuant to Company policies in effect from time to time, but in any event at least once during each thirty (30) day period.

         5. Bonus. Executive may qualify for an annual bonus consisting of cash
            -----
and Company stock, (collectively, a "Bonus") pursuant to this Section 5.


                   5.1 Cash Bonuses. The Company agrees to maintain an annual
                       ------------
bonus
program for members of the senior management group including the Executive. The Executive shall be eligible to receive an annual bonus under the terms otherwise governing the annual bonus program.

                   5.2 Stock Bonuses and Stock Options. Company shall issue and
                       -------------------------------
deliver to Executive voting common stock of Company ("Company Stock") and options to purchase Company Stock (the "Options") in accordance with any Company Stock Bonus or other stock based executive compensation plans.

         6. Other Matters Relating to Stock and Options. Executive shall be
            -------------------------------------------
entitled to additional rights, if any, as Company may give other executive officers of Company relating to rights of first refusal or preemptive rights to acquire additional securities of Company, registration rights, or similar "investor rights" associated with stock or options made available to the other officers. All options granted under this Agreement are subject to the applicable Company executive compensation plan, a copy of which has been or shall be furnished to Executive. Other than any antidilution protection which may be specifically provided in the plan for stock splits, dividends, combinations and the like, additional issuances of securities by Company shall not require or imply any adjustment in the number of shares, price or other terms of any stock or options granted to Executive under this Agreement.

         7. Executive Benefits. From and after the date of this Agreement,
            ------------------
Company shall provide Executive with the benefits listed below in this section, subject to the general requirements of group insurance coverage if applicable and on a pro rata basis with Executive's salary or other benefits where the terms of the benefit are generally based on such factors. Once implemented, Company reserves the right to modify or end any and all benefits subject only to applicable requirements of law and its covenant below or to treat Executive on the same basis as other top-level officers. Receipt of certain benefits under this section may be taxable as income and Executive is advised to consult her personal tax advisor for more information.

                  7.1 Car Expense.  Company shall pay or reimburse Executive
                      -----------
$1,000 per month automobile allowance, plus all insurance, gas and maintenance expenses.

                  7.2 Medical Insurance. Company shall provide Executive (and,
                      -----------------
to the extent otherwise applicable, family dependents) with the top-level of any health, dental and eye care insurance if and to the extent offered by Company from time to time, all on terms no less favorable than that made available to any other executive officer of the Company.

                  7.3 Disability and Life Insurance. Company shall provide
                      -----------------------------
Executive with the top-level disability and life insurance group coverage if and to the extent offered from time to time to top-level officers of the Company, all on terms no less favorable than that made available to any other executive officer of the Company.

                   7.4 Retirement Plan. Company shall provide Executive with
                       ---------------
participation in 401(K) retirement savings plan or other retirement plans if and to the extent provided from time to time to top-level officers of Company.

                   7.5 Employee Benefit Plans. Company shall provide Executive
                       ----------------------
with participation in any welfare benefit plan, including, without limitation, any expense reimbursement plan, if and to the extent provided from time to time top-level officers of the Company.

                   7.6 Mobile Telephone and Pager. Company shall provide
                       --------------------------
Executive with a mobile telephone (and pager if desired by Executive; reasonably acceptable to Executive and Company shall pay all costs and charges associated with the mobile telephone (and pager, if applicable).

                   7.7 Laptop/notebook Computer and Software. Company shall
                       -------------------------------------
provide Executive with a top-quality, name-brand laptop or notebook computer (Sony, IBM, Toshiba, NEC, Compaq, etc.) and such other features, hardware (including a high-quality laser printer) and software as Executive may from time to time request for performance of the Duties. Company shall pay all costs related to the operation and maintenance of the computer and software.

                   7.8 Private Office; Staff; Equipment; Location of Office and
                       ---------------------------------------------------------
Headquarters; Relocation. Company shall provide Executive with a suitable office
------------------------
for her position at the Company, within the context of the space available from time to time. Company shall provide a minimum of two personal assistants ("Assistants") to assist Executive in business and personal matters. Company shall provide all office equipment reasonably required by Executive and Assistants. Executive shall not be required to relocate outside of El Dorado Hills California. If, however, Executive agrees to a relocation outside of El Dorado Hills California, then Company shall pay all reasonable relocation costs of Executive, her spouse and her dependents, including without limitation all professional packing and moving costs, air travel, interim hotel arrangements (Hilton, standard or better for up to three (3) months) and reasonable meal per diem, and vehicle shipment costs.

                   7.9 Vacation/Personal Time. The Executive shall be entitled
                       ----------------------
to a total 30 weekdays (Monday through Friday) per employment year commencing upon the date of this Agreement for vacation, sick leave and other personal time off work (the "Personal Time"), in addition to national or other holidays chosen by the Company as holidays for all employees (which general holidays shall not be counted as Personal Time). Any accrued but unused Personal Time may be carried forward into subsequent years; provided, however, that no Personal Time shall be earned or accrued if the accrued but unused Personal Time available to the Executive at any time exceeds a total of 30 days. Personal Time shall not resume to be earned until accrued and unused Personal Time again declines below 30 days. The Executive and the Company shall reasonably cooperate with each other in scheduling Personal Time used for vacation.

                   7.10 Air Travel. Wherever performance of the duties requires
                        ----------
Executive to travel by air, Company shall pay for Executive to travel first class domestically and internationally.

                   7.11 Parking. Company shall provide Executive with a
                        -------
reserved parking space in the covered parking stricture closest to the Company offices. If such space is not available at any time during the Term, then Company shall provide Executive with a comparable reserved and covered parking space.

                   7.12 Professional Associations and Social Organizations.
                        ---------------------------------------------------
Company shall pay or reimburse Executive for all dues for continued membership in the AACC, ROCS and IFT organizations and any other professional organizations membership to which the Company and Executive agree would be beneficial to the Company. In the interest of business development and marketing, Company shall pay or reimburse Executive for the initiation fee and annual dues of a local country club to be mutually selected by Company and Executive.

         8. Expense Account. Company shall provide Executive with one or more
            ---------------
major credit cards such as American Express, Mastercard or Visa (which credit card(s) shall be billed to Company and not to Executive) for Executive to use to pay for Company's business expenses incurred through Executive's performance of the Duties. Executive's Duties shall expressly include business development activities involving travel and entertainment expenses calculated to generate additional Company Business.

        9. Termination.
           ------------

                   9.1 Termination on Death. This Agreement shall terminate upon
                       --------------------
the death of Executive. Company shall pay Executive's estate all amounts due to Executive as of the date of death, including without limitation all Base
Salary, earned bonuses and accrued and unused Personal Time, and other benefits, if any, which are accrued, owing and unpaid at the date of death.

                  9.2 Termination on Disability. This Agreement shall terminate
                      -------------------------
upon the Disability of the Executive, as defined below. In such event, the Company shall pay the Executive the Base Salary, bonus and benefits payable to the Executive under this Agreement for the remainder of the Term, reduced by any monies paid to the Executive through Company sponsored disability coverage. In either event, the Company shall also pay the Executive all salary, unused Personal Time, earned bonuses, and other benefits, if any, which are accrued, owing and unpaid at the date of termination. Upon a termination of the Executive's employment described in this Section 9.2, the Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                  For purposes of this Agreement, Disability shall mean commencement of benefits to the Executive based on full disability as defined under the Company's group disability insurance policy, if any, in effect at the time of that event, and in the absence of any such policy, the absence of the Executive from full time performance of her duties for a period in excess of ninety (90) consecutive days due to incapacity of the Executive from physical or mental illness.

                  9.3 Termination Upon Written Notice. Company and Executive
                      -------------------------------
shall each have the right to terminate this Agreement without cause and for any reason or no reason upon thirty (30) days prior written notice to the other party. If Executive terminates this Agreement pursuant to this section, then Company shall pay Executive all amounts described in Section 9.1. If Company terminates this Agreement pursuant to this section, then Company shall pay Executive the Base Salary, bonus and benefits payable to the Executive under this Agreement for the remainder of the Term, but reduced by any monies paid to the Executive or the Executive's estate under the Company's group disability or life insurance policies in the event the Executive becomes disabled or dies during the remainder of the Term. The Company shall also pay the Executive all Base Salary, unused Personal Time earned bonuses and other benefits, if any, which are accrued, owing and unpaid at the date of termination.

                  9.4 Related Terms. Other than the amounts stated above in this
                      -------------
Section 9, Executive will not be entitled to any other sums from Company relating to the end of her employment, provided this sentence is not intended to apply to payments or rights imposed by law, such as under COBRA or ERISA. As a condition to any obligation to make lump sum or continuing payments to Executive under Sections 9.3, Executive shall sign and deliver a general release in form and content reasonably satisfactory to both parties in which Executive releases Company and its affiliates from all claims and liabilities that may relate to her employment by Company and/or arise under any state or federal laws relating to employment. This release shall not excuse or impair timely payment or performance by Company of any sums due under this Agreement or obligations under other written option or other agreements between the parties.

        10.    Confidential Information Agreement and Non-Competition.
               -------------------------------------------------------

                  10.1 Confidentiality. The Executive agrees to enter into the
                       ---------------
Company's standard confidentiality and inventions agreement required from other senior management from time to time, the initial agreement attached hereto as Exhibit A. Without limiting the foregoing, Executive agrees that Executive will not at any time (whether during or after this employment wish the Company) disclose or use for her own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, technology, information, data or other confidential information relating to customers, development programs. costs, marketing, trading, investment. sales activities, promotion, credit and financial data, manufacturing processes; financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company, provided that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant. Executive agrees that upon termination of her employment with the Company for any reason, she will return to the Company immediately all memoranda, books, papers, plans, business or financial information, letters and other data, and all copies thereof or therefrom embodied or stored in documents, disks of any nature, or other media, in any way relating to the business of the Company and its affiliates, except that she may retain personal notes, notebooks and diaries that do not contain confidential information of the type described in the preceding sentence. Executive further agrees that she will not retain or use for her account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

                  10.2 Non-Compete. Executive acknowledges and recognizes the
                       -----------
highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

                  (a) To the fullest extent the same may be enforceable under any law, during the Term and for a period of nine (9) months following the date Executive ceases to be employed by the Company (the "Restricted Period").
                                                          -----------------
the Executive will not directly or indirectly (i) engage anywhere in the world (the "Geographic Area") in any business for the Executive's own account that
      ---------------
competes with the business of the Company, (ii) enter the employ of, or render any services to, any person engaged in any business that competes with the business of the Company within the Geographic Area, (iii) acquire a financial interest in, or otherwise become actively involved with, any person engaged in any business that competes with the business of the Company within the Geographic Area, directly or indirectly, as an individual, partners, shareholder, officer, director, principal, agent, trustee or consultant, or (iv) interfere with business relationships (whether formed before or after the date of this Agreement) between the Company or any of its affiliates that are engaged in a business similar to the business of the Company (the "Company Affiliates") and customers or suppliers of the Company or the Company Affiliates. The Executive acknowledges that this is a reasonable restriction to prevent inevitable disclosure of trade secrets of the Company or Company Affiliates, and that the Executive shall have the burden of proving that this restriction is not reasonably appropriate for the protection of these trade secrets. Notwithstanding the foregoing, this restriction shall not preclude the Executive from accepting employment at a company in which she does not own or share a controlling interest if the Executive's duties during such 9 month period following employment with the Company do not involve the Executive's participation in activities or 1ines of business which compete with the business of the Company or Company Affiliates and do not conflict with clause
(iv) above.


                  (b) Notwithstanding anything to the contrary in this Agreement, the Executive may, directly or indirectly own, solely as an investment, securities of any person engaged in the business of the Company which are publicly traded or a national or regional stock exchange or on the over-the-counter market if the Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such person.
                  (c) During the Restricted Period, the Executive will not, directly or indirectly (i) solicit or encourage any employee of the Company or the Company Affiliates to leave the employment of the Company or the Company Affiliates or (ii) hire any such employee who has left the employment of the Company or the Company Affiliates following, or within one year prior to the date of the Executive's termination of employment with the Company or the Company Affiliates.

                  (d) During the Restricted Period, the Executive will not, directly or indirectly, solicit or encourage to cease to work with the Company or the Company Affiliates any consultant then under contract with the Company or the Company Affiliates.

                  (e) During the Restricted Period, the Executive will not directly or indirectly, solicit, or encourage to cease to do business with the Company or the Company Affiliates, any customer, vendor, supplier or other third party with whom, prior to the termination of the Executive's employment, the Executive has had any significant role in negotiating contracts, managing that account or otherwise dealing with that customer or other third party. The Executive acknowledges that this is a reasonable restriction to prevent inevitable disclosure of trade secrets of the Company or Company Affiliates, and that the Executive shall have the burden of proving that this restriction is not reasonably appropriate for the protection of these trade secrets.

                  10.3 Savings Clause. The Executive acknowledges that no
                       --------------
shareholder or sender would invest any monies in the Company without the benefit of the covenants contained in this Section 10 by the Executive, and that these covenants are an important part of the Company's strategy to achieve value for all of its shareholders, including the Executive to the extent of her interest in the Company's stock. The Executive represents that she has consulted with counsel concerning the terms of this Agreement, including, but not limited to, the provisions of this Section 10, and acknowledges that compliance with the provisions of this Section 10 are fair and reasonable. The Executive further acknowledges that compliance with the provisions of this Section 10 will not create any hardship on the Executive as she has both independent means and sufficient income to be fully self-supporting without competing with the Company or otherwise violating any of the provisions hereof. Accordingly, the Executive shall be bound by the provisions hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing will be fully enforceable. However, the parties farther agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law, as it shall herein pertain.


                   10.4 Specific Performance. Executive acknowledges and agrees
                        --------------------
that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Section 10 would be inadequate and, in recognition of this fact. Executive agrees that, in the event of such a breach or threatened beach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

        11.    General Provisions.
               -------------------

                11.1 Notices. Any notice or other communication given hereunder
                     -------
("Notice") shall be in writing and personally delivered, sent by United States Registered or Certified Mail, or sent by a nationally recognized courier service such as Federal Express addressed as follows:

                          IF TO COMPANY:     Nutrastar, Incorporated
                                             1261 Hawks Flight Court
                                             El Dorado Hills, CA 95?62

                          IF TO EXECUTIVE:   Ms. Patricia McPeak
                                             1261 Hawks Flight Court
                                             El Dorado Hills, CA 95762

Delivery of any notice shall be deemed made on the date of its actual delivery if personally delivered, and on the date indicated in the return receipt or courier's records as the date of its delivery or first attempted delivery if sent by mail or courier. Any party may change its address for notice purposes by giving notice to the other party.

                  11.2 Time of the Essence. Time is of the essence with respect
                       -------------------
to the performance by Company and Executive of each and every obligation under any provision of this Agreement.

                  11.3 Cost Recovery. In any action involving Company and
                       -------------
Executive arising out of or otherwise relating to this Agreement, the prevailing party shall recover from the other party, in addition to any damages, injunctive or other relief, all costs (whether or not allowable as "cost" items by law) reasonably incurred at, before and after trial or on appeal, or in any arbitration or bankruptcy proceeding, including without limitation attorneys' and witness (expert and otherwise) fees, deposition costs, copying charges and other expenses.

                  11.4 Interpretation. Each party to this Agreement (and such
                       --------------
party's counsel if such party so elected) has reviewed and revised this Agreement and any rule of contract interpretation to the effect that ambiguities or uncertainties are to be interpreted against the drafting party or the party who caused it to exist shall not be employed in the interpretation of this Agreement or any document executed in connection herewith.

                  11.5 Interest. All amounts not paid within thirty (30) days of
                       --------
when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum legal rate from the date due until the date paid.

                  11.6   Arbitration of Disputes.
                         ------------------------

         (a) Executive and Company agree that any dispute or controversy arising out of, relating to, or in connection with this agreement, or the interpretation, validity, construction, performance, breach, or termination thereof (and whether arising in contract, tort, statutory law, equity or otherwise), shall be settled by arbitration to be held within twenty-five (25) miles of Company's principal executive office, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The parties agree that this arbitration provision applies only to this agreement, and does not apply to either party under any separate option, confidential information, nondisclosure or other written agreement between them that may be in effect from time to time. There shall be a single arbitrator agreed upon mutually by the parties. If the parties cannot agree upon the selection of an arbitrator within 30 days after the demand for arbitration given by one party to the other, the selection of the arbitrator shall be made as provided in the Rules. The arbitrator may grant damages, injunctions or other relief in such dispute or controversy, except that the arbitrator shall not have the power to award any damages or other relief or remedy that would not be available from a court of competent jurisdiction located in California. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. Either party shall be entitled to seek injunctive or other similar relief from a court pending any arbitration proceeding to the extent otherwise available at law, or in equity, and that relief shall not be deemed to waive the right to arbitration.

         (b) The arbitrator shall apply California law without reference to rules of conflicts of law, and any applicable federal law of the United States of America to the merits of any dispute or claim. The arbitration proceedings shall be governed by federal arbitrator law and by the Rules, without reference to state arbitration law. Executive and Company hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

         (c) Executive and Company shall each pay one-half of the costs and expenses of such arbitration, and shall separately pay her or its own counsel fees and expenses during the course of arbitration, provided that the arbitrator shall have the discretion to award attorneys' fees to the prevailing party.

         (d) Notwithstanding the foregoing, each party agrees that the foregoing arbitration clause shall not apply to the subject matter of the Confidential Information Agreement or similar written contract in effect from time to time between the parties, and neither party is obligated to submit to arbitration any dispute arising under such separate written agreements.

         NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS EXECUTIVE MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO APPEAL, UNLESS THOSE RIGHTS ARE

SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

         WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                     /S/                                    /S/
                -----------                           -------------
                COMPANY'S INITIALS                    EXECUTIVE'S INITIALS



                  11.7 Severability. If any provision of this Agreement or its
                       ------------
application to any party or circumstance is held invalid or unenforceable, then the remainder of this Agreement and the affected provision to the extent it is not so held shall remain valid and enforceable and in full force and effect.

                  11.8 Withholding. The Company shall be entitled to withhold,
                       -----------
or cease to be withheld, all applicable withholding taxes required by foreign, federal, state or local laws from all cash and noncash compensation or other payments made to Executive in connection with her employment, this Agreement, or other agreements, if any, between the Executive and the Company.

                  11.9 Authority.
                       ----------

                  (a) By Company. Company represents and warrants to Executive
                      ----------
that: (i) Company has the full right and authority to enter into and perform this Agreement; (ii) each person signing this Agreement for Company is authorized to so sign; (iii) the execution, consent or acknowledgement of no other party is necessary in order to validate Company's entry into and performance of this Agreement; (iv) Company's entry into and performance of this Agreement do not violate any agreement binding on Company; and (v) this Agreement is a legal, valid, binding and enforceable obligation of Company.

                  (b) By Executive. Executive represents and warrants to
                      ------------
Company that: (i) Executive has the full right and authority to enter into and perform this Agreement; (ii) the execution, consent or acknowledgement of no other party is necessary in order to validate Executive's entry into and performance of this Agreement; (iii) Executive's entry into and performance of this Agreement do not violate any agreement binding on Executive; and (iv) this Agreement is a legal, valid, binding and enforceable obligation of Executive.

                  11.10 No Waiver. A waiver by either party of a default by the
                        ---------
other party or a right hereunder is effective only if it is in writing signed by the waiving party and shall no be construed as a waiver of any other default or right.

                  11.11 Governing Law. This Agreement shall be interpreted,
                        -------------
enforced and governed under the laws and the judicial decisions of the State of California Venue for any disputes arising in connection with this Agreement or Company shall be in California.

                  11.12 Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts, each of which shall be an original, but all of which, together, shall constitute one instrument.

                  11.13 No Assignment. Company's agreement to enter into this
                        -------------
Agreement with Executive is based on the personal and unique experience, qualifications, skills and nature of Executive. Accordingly, Executive shall not assign or transfer any of its rights, duties or obligations under this Agreement.

                  11.14 No Partnership. This Agreement shall not be construed
                        --------------
as creating a partnership, or joint venture between Company and Executive or between either of them and any third party.

                  11.15 No Beneficiaries. No parties other than Company and
                        ----------------
Executive and their permitted successors and assigns shall have any rights or remedies under or by reason of this Agreement.

                  11.16 Acknowledgment. The Executive acknowledges that she has
                        --------------
had the opportunity to discuss this matter with and obtain advice from her own attorney if so desired, has had sufficient time to, and has carefully read and fully understands, all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

                  11.17 Entire Agreement; Amendment. This Agreement with the
                        ---------------------------
exhibits expressly referred to herein is intended by Company and Executive as the final expression and the complete and exclusive statement of their agreement with respect to the terms included in this Agreement and any prior or contemporaneous agreements or understandings, oral or written, which may contradict, explain or supplements these terms shall not be admissible or effective for any purpose. This Agreement may not be amended or modified except by a writing signed by Company and Executive which expressly states that it amends this Agreement.

             WITNESS WHEREOF, Company and Executive have executed this Agreement as of the date first set forth above.

"COMPANY'                                                 "EXECUTIVE"
---------                                                  ---------

Nutrastar Incorporated a Nevada corporation

By:    /s/ Patricia McPeak                        /s/ Patricia McPeak
       ---------------------------                ---------------------------
                                                  Patricia McPeak, an individual
Name:  Patricia McPeak
       ---------------------------

Title: President and CEO
       ---------------------------

                                   Exhibit "A"

                       CONFIDENTIAL INFORMATION AGREEMENT

         Please read carefully: this document contains assignments of inventions and copyrights, and other important provisions relating to legal rights.

         This Confidential Information Agreement (the "Agreement") is entered into as of November 1, 1999, between NutraStar, a Nevada corporation. (the "Company") and Patricia McPeak (referred to below as "I").

         While serving as an employee, independent contractor, director or other capacity with the Company (referred to, as the case may be, as "relationship" below), I may have access to information about the Company or its business. I acknowledge that the Company has a legitimate interest in keeping this information confidential in order to maximize the Company's business opportunities. I confirm my intention to protect this information against unauthorized use. Therefore, in consideration of my relationship with the Company and other legal and adequate consideration, the receipt of which is hereby acknowledged, I agree for the benefit of the Company that:

l.       Provisions Related to Trade Secrets
         -----------------------------------

         (a) Proprietary Information. As used in this Agreement, "Proprietary
             -----------------------
Information" means the following, whether now or later owned or existing, whether or not marked "confidential," and however embodied or stored: (1) any information (including without limitation any formula, pattern, compilation, program, device, method, technique or process) relating to or owned by the Company that derives independent economic value, actual or potential from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and (2) any other invention, trade secret, knowledge or information pertaining to the Company or the Company's existing or prospective businesses, customers, suppliers, and others with whom the Company does or intends to do business, which relates to products, services, processes, know-how, designs, formulas, methods, work in process, improvements, discoveries, plans for research, software programs, source or object codes, algorithms, data, techniques, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, employee skills or compensation, or other matters.

         (b) Trust. I acknowledge that the Company possesses and will continue
             -----
to develop and acquire valuable Proprietary Information, including information. that I may develop or discover as a result of my relationship with the Company. The value of that Proprietary relationship information depends on it remaining confidential. The Company depends on me to maintain that confidentiality, and I accept that position of trust.

         (c) Prohibited Use/Disclosure I will not disclose or use at any time,
             -------------------------
either during or after my relationship with the Company, any Proprietary Information except for the exclusive benefit of the Company as required by my duties for the Company, or as the Company expressly may consent to in writing. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure, use or reproduction of Proprietary Information, except as expressly authorized by the Company.

         (d) Return of information. Upon the end of my relationship with the
             ---------------------
Company for any reason, I immediately will deliver to the Company all tangible, written, graphical machine readable and other materials (including all copies) in my possession or under my control containing or disclosing Proprietary Information.

         (e) Waivers. I waive all claims and defenses I might otherwise have to
             -------
assert that the Company's procedure or lack of procedure to protect Proprietary Information lessens or excuses any duty I have expressly agreed to in this Agreement. I further waive any right I might otherwise have to assert or claim that any acts or omissions of the Company outside this Agreement constitute a set off counterclaim or defuse to any rights the Company has under this Agreement.

         (f) Other Agreements. I agree that I will not directly or indirectly
             ----------------
commit or cause a violation or breach of the Company's nondisclosure obligations under any agreement to which the Company may be or become a party. I will comply with the confidentiality provisions of, and execute such confidentiality forms as may be required under, any contracts between he Company and parties contracting with the Company.

2.       Ownership of Inventions
         -----------------------

         (a) Inventions. As used in this Agreement, the term "inventions"
             ----------
includes, but is not limited to, all inventions, original works of authorship, ideas, patterns, devices, techniques, discoveries, improvements, processes, developments, designs, know-how, data, programs, formulas, source and object codes, methods, diagrams, technology and trade secrets, whether or not reduced to practice or the subject of any governmental filings.

         (b) Assignment to Company. I agree to communicate to the Company as
             ---------------------
promptly and fully as practicable all Inventions conceived or reduced to practice by me (alone or jointly by others) at any time during my relationship with the Company. I hereby assign to the Company and/or its nominees all my right, title and interest in such Inventions, and all my right, title and interest in any patents, copyrights, mask work rights, trademarks, and service marks, and all applications, registrations, and other filings or rights related thereto on a worldwide basis (collectively referred to for convenience as "Proprietary Filings"). I will assist the Company and/or its nominees (without charge but at no expense to me) at any time and in every lawful way to obtain for its and/or their own, benefit, all Proprietary Filings for all such Inventions anywhere in the world and to enforce its and/or their rights in legal proceedings.

         (c) Labor Code Exception. Any provision in this Agreement requiring me
             --------------------
to assign my rights in any Invention does not apply to an Invention which qualifies under title provisions of Section 2870 of the California Labor Code. That section provides that the requirement to assign. "shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer. I understand that I bear the burden of proving that an Invention qualifies under Section 2870.

         (d) U.S. Contracts. Notwithstanding the foregoing, I also assign to the
             --------------
Company (or to any of its nominees) all rights which I may have or acquire any Invention, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.


         (e) Power of Attorney. I hereby irrevocably designate and appoint the
             -----------------
Company and each of its duly authorized officers and agents as my agent and attorney-in-fact to act for and in my behalf and stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of Proprietary Filings wish the same force and effect as if executed and delivered by me.


         (f) List of Excluded Inventions. I have attached hereto as Exhibit A a
             ---------------------------
complete list of all Inventions that I consider to be my property or owned by others and that I wish to exclude from this Agreement (with only generic listings if specific disclosure would violate any prior agreement). If no items are listed, I agree that there are no such items.

3.       Other Promises
         --------------

         (a) No Competition During My Relationship with the Company. During my
             ------------------------------------------------------
relationship with the Company, I will not, without the Company's express written consent, engage in any employment or business other than for the Company, or cause or assist (in any manner) in the formation or operations of any business competitive with or similar to the existing or future business of the Company.

         (b) No Solicitation/Use of Proprietary Information. I agree that during
             ----------------------------------------------
my relationship with the Company, and for one (1) year following its termination by me or by the Company, I will not: (1) directly or indirectly, alone or working for others, solicit business as to products or services similar to the products or services of the Company from any of the Company's customers or prospective customers with whom I have had any contact prior to the end of my relationship with the Company, or (2) solicit for employment any person employed by the Company (or its affiliates or successors). I agree that the identity of the Company's suppliers and customers and the related terms of dealing constitute trade secrets of the Company and that the foregoing promise is a reasonable means of protecting the Company's trade secrets from the inevitable disclosure that would result from a violation of the foregoing covenants.

         (c) No Conflict with Other Agreements. My relationship with the Company
             ---------------------------------
and my compliance with this Agreement do not and will not breach any agreement to keep in confidence information acquired by me prior to or outside of my relationship with the Company. I have not brought and will not bring with me to the Company for use in the performance of my duties at the Company any materials, documents or information of a former employer or any third party that are not generally available to the public unless I have obtained (and first given to the

Company) express written authorization from the owner for their possession and use by or for the Company. I will not use or disclose to the Company during my relationship with the Company any information if that use or disclosure would cause me to violate any contractual or legal duty to any third party. I have not entered into, and will not enter into, any agreement, either oral or written, in conflict with this Agreement. I am not obligated under any contract or other agreement, or subject to any judgment; decree or order of any court or administrative agency, that would interfere with the use of my best efforts to promote the interests of the Company or that would conflict with the Company's existing or proposed business known to me.

4.       General
         -------

         (a) Amendment. My obligations under this Agreement may not be modified
             ---------
or terminated, in whole or is part, except in a writing signed by the President of the Company. Any waiver by the Company of a breach of any provision of this Agreement wi11 not operate or be construed as a waiver of any subsequent breach.

         (b) Severability/Interpretation. Each provision of this Agreement will
             ---------------------------
be treated as a separate and independent clause, and the unenforceability of any one provision will in no way impair the enforceability of any other provision. If any provision is held to be unenforceable, such provision will be construed by the appropriate judicial body by limiting or reducing it to the minimum extent necessary to make it legally enforceable. If any provision hereof is considered unclear or ambiguous, it shall not be construed against the Company but instead shall be construed to give effect to the interests of the Company consistent with the specific provisions of this Agreement.

         (c) Survival of My Obligations. My obligations under this Agreement
             --------------------------
will survive the termination of my employment or other relationship and any other contract with the Company, regardless of the cause, lack of cause, or manner of such termination. This Agreement will inure to the benefit of and be binding upon the successors and assigns of the Company.

         (d) No Implied Terms. I understand that the provisions of this
             ----------------
Agreement are a material condition to my relationship with the Company. I also understand that this Agreement is not an employment contract and nothing in this Agreement shall create or imply (1) any right to require the Company to employ or continue to employ me, or otherwise enter into or continue any contract with me, (2) any particular terms of employment or other relationship, or (3) any limitation on the right of the Company or me to end my employment or other relationship.

         (e) Remedies and Attorneys' Fees. Any breach of this Agreement likely
             ----------------------------
will cause irreparable harm to the Company for which money damages could not reasonably or adequately compensate the Company. Accordingly, I agree that the Company will be entitled to a court order of specific performance of this Agreement and injunctive relief to enforce this Agreement, in addition to damages and other remedies available to the Company by contract or by law. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement; the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in such action and any related appeals, bankruptcy, collection or enforcement proceedings.

         (f) Applicable Law. This Agreement will be governed by and
             --------------
interpreted in accordance with the laws of the State of California governing a contract made in and between residents of California and wholly performed within California.

         (g) Complete Agreement. This Agreement contains the complete agreement
             ------------------
between the Company and me concerning the subject matter hereof and supersedes all other and written or oral understandings. This Agreement maybe executed in counterparts.
                                              /s/ Patricia McPeak
                                              ----------------------------------
                                              (Signature)

                                              Patricia McPeak
                                              ----------------------------------
                                              (Print Name)


AGREED AND ACKNOWLEDGED:

NutraStar


By: /s/ Patricia McPeak
   -----------------------

                                   EXHIBIT "A"
                            LIST OF PRIOR INVENTIONS
                            ------------------------


 Title                                 Date     Identifying Number
 -----                                 ----     or Brief Description
                                                --------------------

 1. A Method for Treating                        Patent Application - Attorney
 Hypercholesterolemia;                           Docket #018912-000310
 Hyperlipidemia and Atherosclerosis              Claim Allowed -
                                                 Application # 09/143,159

 2. A Method for Treating Diabetes.              Patent Application -
 Hyperglycemia and Hypoglycemia                  Attorney Docket # 018912-
                                                 000110 PC